ARTICLES OF INCORPORATION

                                       OF

                             GOLDEN GATE FUND, INC.


          The undersigned sole incorporator, being at least eighteen years of age, hereby adopts the following Articles of Incorporation for the purpose of forming a Maryland corporation under the general laws of the State of Maryland:

                                    ARTICLE I
                                    ---------

          The name of the corporation (hereinafter called "Corporation") is:

                             GOLDEN GATE FUND, INC.

                                   ARTICLE II
                                   ----------

          The period of existence shall be perpetual.

                                   ARTICLE III
                                   -----------

          The purposes for which the Corporation is formed are to engage in any lawful business for which corporations may be organized under the Maryland General Corporation Law.

                                   ARTICLE IV
                                   ----------

          A. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is One Billion (1,000,000,000) shares, all with a par value of One Hundredth of a Cent ($0.0001) per share, to be known and designated as "Common Stock." The aggregate par value of the authorized shares of the Corporation is One Hundred Thousand Dollars ($100,000). The Board of Directors of the Corporation may increase or decrease the aggregate number of authorized shares of Common Stock pursuant to Section 2-105 of the Maryland General Corporation Law or any successor provision thereto. The Board of Directors of the Corporation may classify or reclassify any unissued shares of Common Stock and may designate or redesignate the name of any class of outstanding Common Stock. The Board of Directors may divide the shares of each class into one or more series. For purposes of the Corporation's filings with the Securities and Exchange Commission under the federal securities laws, including the Investment Company Act of 1940, the Corporation may refer to "classes" of the Corporation's Common Stock that mean "series" as used in these Articles of Incorporation and the Maryland General Corporation Law and may refer to "series" that mean "classes" as used in these Articles of Incorporation and the Maryland General Corporation Law. The Board of Directors may fix the number of shares of Common Stock in any such class or series and, except as specifically set forth in these Articles of Incorporation, may set or change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of any class or series of unissued shares of Common Stock. A total of Two Hundred Fifty Million (250,000,000) shares of Common Stock shall initially be classified as "Class A Common Stock" (the "Golden Gate Fund" or such other name designated by the Corporation's Board of Directors).

          B. Notwithstanding the authority granted to the Board of Directors of the Corporation with respect to the designation, classification and reclassification of the unissued shares of Common Stock of the Corporation, each class and series of Common Stock shall have the following preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption:

          1. Each holder of shares of Common Stock of the Corporation, irrespective of the class or series, shall be entitled to one (1) vote for each full share (and a fractional vote for each fractional share) then standing in his or her name on the books of the Corporation; provided, however, that shares of any class or series of Common Stock owned, other than in a fiduciary capacity, by the Corporation or by another corporation in which the Corporation owns shares entitled to cast a majority of all the votes entitled to be cast by all shares outstanding and entitled to vote of such corporation, shall not be voted at any meeting of stockholders. On any matter submitted to a vote of stockholders all shares of the Corporation's Common Stock then issued and outstanding and entitled to vote, irrespective of the class or series, shall be voted in the aggregate and not by class or series, except that: (a) when otherwise expressly provided by the Maryland General Corporation Law, the Investment Company Act of 1940 and the regulations thereunder, or other applicable law, shares shall be voted by individual class or series; and (b) when the matter to be acted upon does not affect any interest of a particular class or series of the Corporation's Common Stock, then only shares of the affected class or series shall be entitled to vote thereon. At all elections of directors of the Corporation, each stockholder shall be entitled to vote the shares owned of record by him or her for as many persons as there are directors to be elected, but shall not be entitled to exercise any right of cumulative voting.

          2. All consideration received by the Corporation for the issue or sale of shares of any class of the Corporation's Common Stock, together with all assets in which such consideration is invested and reinvested, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any such funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the class of the Corporation's Common Stock with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. The consideration, assets, income, earnings, profits and proceeds thereof of each series within a class shall be determined separately and, accordingly, the net asset value of shares may vary


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

     from series to series within a class. Such consideration, assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are herein referred to as "assets belonging to" such class or series. Any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily attributable to any particular class or series of the Corporation's Common Stock shall be allocable among any one or more of the classes or series of the Corporation's Common Stock in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable. The power to make such allocations may be delegated by the Board of Directors from time to time to one or more of the officers of the Corporation.

          3. The assets belonging to any class or series of the Corporation's Common Stock shall be charged with the liabilities in respect of such class or series of the Corporation's Common Stock, and shall also be charged with the share of the general liabilities of the Corporation allocated to such class or series determined as hereinafter provided. The determination of the Board of Directors shall be conclusive as to: (a) the amount of such liabilities, including the amount of accrued expenses and reserves; (b) any allocation of the same to a given class or series; and (c) whether the same are allocable to one or more classes or series. The liabilities so allocated to a class or series are herein referred to as "liabilities belonging to" such class or series. Any liabilities which are not readily attributable to any particular class or series of the Corporation's Common Stock shall be allocable among any one or more of the classes or series of the Corporation's Common Stock in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable. The power to make such allocations may be delegated by the Board of Directors from time to time to one or more of the officers of the Corporation.

          4. Shares of each class or series of the Corporation's Common Stock shall be entitled to such dividends and distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such class or series; provided, however, that dividends and distributions on shares of a class or series of the Corporation's Common Stock shall be paid only out of the lawfully available "assets belonging to" such class or series as such phrase is defined in this Article IV.

          5. In the event of the liquidation or dissolution of the Corporation, stockholders of a class or series of the Corporation's Common Stock shall be entitled to receive, as a class or series, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not belonging to any particular class or series, the assets belonging to such class or series, and the assets so distributable to the holders of any class or series of the Corporation's Common Stock shall be distributed among such holders in


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

     proportion to the number of shares of such class or series of the Corporation's Common Stock held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular class or series of the Corporation's Common Stock and available for distribution, such distribution shall be made to the holders of all classes or series of the Corporation's Common Stock in proportion to the net asset value of the respective class or series of the Corporation's Common Stock determined as set forth in the Bylaws of the Corporation.

          6. Each share of each class or series of Common Stock of the Corporation now or hereafter issued shall be subject to redemption by the stockholders of the Corporation and, subject to the suspension of such right of redemption as provided in the Bylaws, each holder of shares of any class or series of Common Stock of the Corporation, upon request to the Corporation accompanied by surrender of the appropriate stock certificate or certificates, if any, in proper form for transfer and after complying with any other redemption procedures established by the Board of Directors, shall be entitled to require the Corporation to redeem all or any part of the shares of such class or series of Common Stock standing in the name of such holder on the books of the Corporation at the net asset value of such shares. In the event that no certificates have been issued to the holder, the Board of Directors may require the submission of a stock power with an appropriate signature guarantee. All shares of any class or series of its Common Stock redeemed by the Corporation shall be deemed to be cancelled and restored to the status of authorized but unissued shares. The method of computing the net asset value of shares of each class or series of Common Stock of the Corporation for purposes of the issuance and sale, or redemption, thereof, as well as the time as of which such net asset value shall be computed, shall be as set forth in the Bylaws. Payment of the net asset value of each share of each class or series of Common Stock of the Corporation surrendered to it for redemption shall be made by the Corporation within seven (7) days after surrender of such stock to the Corporation for such purpose, or within such other reasonable period as may be determined from time to time by the Board of Directors. The Board of Directors of the Corporation may, upon reasonable notice to the stockholders of the Corporation, impose a fee for the privilege of redeeming shares, such fee to be not in excess of two percent (2.0%) of the proceeds of any such redemption. The Board shall have discretionary authority to rescind the imposition of any such fee and to reimpose the redemption fee from time to time upon reasonable notice. Any fee so imposed shall be uniform as to all stockholders to the extent required by the Investment Company Act of 1940.

          7. If, at any time when a request for transfer or redemption of the shares of any class or series of Common Stock is received by the Corporation or its agent, the value (computed as set forth in the Bylaws) of the shares of such class or series in a stockholder's account is less than such amount as may be


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

     determined by the Board of Directors after giving effect to such transfer or redemption, the Corporation may cause the remaining shares of such class or series in such stockholder's account to be redeemed in accordance with such procedures as the Board of Directors shall adopt. The Corporation may redeem shares of stock held by any stockholder to the extent permitted by
     Section 2-310.1 of the Maryland General Corporation Law or any successor provision thereto.

          8. No holder of shares of any class or series of Common Stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of any class or series of the Common Stock of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of any class or series of Common Stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

                                    ARTICLE V
                                    ---------

          The number of directors constituting the Board of Directors shall initially be seven (7), and the names of the initial directors are Bruce J. Raabe, Brian L. Eisenbarth, Johanna Longfellow, Melinda Van der Reis, Dave Cuneo, Judd Iversen and Thomas Comparet. Thereafter, the number of directors shall be such number as is fixed from time to time by the Bylaws.

                                   ARTICLE VI
                                   ----------

          The Corporation reserves the right to enter into, from time to time, investment advisory and administration agreements providing for the management and supervision of the investments of the Corporation, the furnishing of advice to the Corporation with respect to the desirability of investing in, purchasing or selling securities or other property and the furnishing of clerical and administrative services to the Corporation. Such agreements shall contain such other terms, provisions and conditions as the Board of Directors of the Corporation may deem advisable and as are permitted by the Investment Company Act of 1940.

          The Corporation may designate custodians, transfer agents, registrars and/or disbursing agents for the stock and assets of the Corporation and employ and fix the powers, rights, duties, responsibilities and compensation of each such custodian, transfer agent, registrar and/or disbursing agent.


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

                                   ARTICLE VII
                                   -----------

          The following provisions define, limit and regulate the powers of the Corporation, the Board of Directors and the stockholders:

          A. The Corporation may issue and sell shares of any class or series of its own Common Stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration now or hereafter permitted by the laws of the State of Maryland, the Bylaws and these Articles of Incorporation, as its Board of Directors may determine; provided, however, that the consideration per share to be received by the Corporation upon the sale of any shares of any class or series of its Common Stock shall not be less than the net asset value per share of such class or series of Common Stock outstanding at the time as of which the computation of said net asset value shall be made.

          B. The Board of Directors may, in its sole and absolute discretion, reject in whole or in part orders for the purchase of shares of any class or series of Common Stock and may, in addition, require such orders to be in such minimum amounts as it shall determine.

          C. The holders of any fractional shares of any class or series of Common Stock shall be entitled to the payment of dividends on such fractional shares, to receive the net asset value thereof upon redemption, to share in the assets of the Corporation upon liquidation and to exercise voting rights with respect thereto.

          D. The Board of Directors shall have full power in accordance with good accounting practice: (a) to determine what receipts of the Corporation shall constitute income available for payment of dividends and what receipts shall constitute principal and to make such allocation of any particular receipt between principal and income as it may deem proper; and (b) from time to time, in its discretion (i) to determine whether any and all expenses and other outlays paid or incurred (including any and all taxes, assessments or governmental charges which the Corporation may be required to pay or hold under any present or future law of the United States of America or of any other taxing authority therein) shall be charged to or paid from principal or income or both, and (ii) to apportion any and all of said expenses and outlays, including taxes, between principal and income.

          E. The Board of Directors shall have the power to determine from time to time whether and to what extent and at what time and places and under what conditions and regulations the books, accounts and documents of the Corporation or any of them, shall be open to the inspection of stockholders, except as otherwise provided by applicable law; and except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized to do so by resolution of the Board of Directors.


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

                                  ARTICLE VIII
                                  ------------

          The address of the principal office of the Corporation in Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

                                   ARTICLE IX
                                   ----------

          The address of the initial registered office is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

                                    ARTICLE X
                                    ---------

          The name of the initial registered agent at such address is The Corporation Trust, Incorporated, a Maryland corporation.

                                   ARTICLE XI
                                   ----------

          The name and address of the sole incorporator is:

                       Name                       Address
                       ----                       -------

               Richard L. Teigen             c/o Foley & Lardner
                                             777 East Wisconsin Avenue
                                             Milwaukee, WI  53202


          IN WITNESS WHEREOF, the undersigned incorporator who executed the foregoing Articles of Incorporation hereby acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

          Dated this 21st day of April, 2000.



                                           /s/ Richard L. Teigen
                                           ---------------------------
                                           Richard L. Teigen
                                           Sole Incorporator


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